THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of November 18, 1999, is entered into between KATY INDUSTRIES, INC., a Delaware corporation (the "Company"), the several financial institutions party to the Credit Agreement referred to below
(the "Banks"), and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as letter of credit issuing bank and as administrative agent for the Banks (the "Agent").


                                  RECITALS
  WHEREAS, the Company, the Banks, and the Agent are parties to the Amended and Restated Credit Agreement dated as of December 11, 1998 (the "Credit Agreement"), pursuant to which the Banks have extended certain credit facilities to the Company; and

  WHEREAS, the Company, the Banks, and the Agent now hereby wish to amend the Credit Agreement in certain respects, all as set forth in greater detail below;

  NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

        2. Amendments to Credit Agreement.

             (a) Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

                (i) The definition of "Applicable Margin" is amended by deleting the table therein in its entirety and replacing it with the following:



 Pricing      Pricing Ratio                 Facility A          Facility B
  Level       at End of                  Applicable Margin   Applicable Margin
              Fiscal Quarter

                                    Offshore  Base Rate    Offshore  Base Rate
                                   Rate Loans   Loans     Rate Loans   Loans


   I           Less Than             0.775%    0.000%      0.750%      0.000%
               1.00 to 1.00


   II          Greater than          0.975%    0.000%      0.950%      0.000%
               or equal to
               1.00 to 1.00
               but less than
               1.75 to 1.00



   III         Greater than          1.175%    0.000%      1.150%      0.000%
               or equal to
               1.75 to 1.00
               but less than
               2.25 to 1.00


   IV.         Greater than          1.400%    0.000%      1.375%      0.000%
               or equal to
               2.25 to 1.00
               but less than
               2.75 to 1.00


   V.          Greater than          1.625%    0.375%      1.600%      0.375%
               or equal to
               2.75 to 1.00
               but less than
               3.25 to 1.00


   VI.         Greater than          1.900%    0.750%      1.875%      0.750%
               or equal to
               3.25 to 1.00



                (ii) The definition of "Facility A Revolving Termination Date" is amended to delete the date "December 10, 1999" and replace it with the date "December 9, 2000".

                (iii) The definition of "Electrical/Electronic Group" is amended by deleting it in its entirety and replacing it with the following:

                        "Electrical/Electronic Group" means lines of
                business operated as of November 18, 1999, by the following Subsidiaries and assets associated therewith: (i) GC/Waldom Electronics, Inc. and its Subsidiaries Katy International, Inc. (formerly known as HMO, Inc.) and GC Thorsen International Ltd., (ii) Woods Industries, Inc., (iii) Woods Industries (Canada), Inc., and (iv) Thorsen Tools, Inc.

                (iv) The definition of "Facility Fee Percentage" is amended by deleting the table therein in its entirety and replacing it with the following:





 Pricing      Pricing Ratio                 Facility A          Facility B
  Level       at End of                    Facility Fee        Facility Fee
              Fiscal Quarter


  I           Less Than 1.00 to 1.00         0.225%               0.250%

  II          Greater than or equal to       0.275%               0.300%
              1.00 to 1.00 but less
              than 1.75 to 1.00

  III         Greater than or equal to       0.325%               0.350%
              1.75 to 1.00 but less
              than 2.25 to 1.00


  IV.         Greater than or equal to       0.350%               0.375%
              2.25 to 1.00 but less
              than 2.75 to 1.00


  V.          Greater than or equal to       0.375%               0.400%
              2.75 to 1.00 but less
              than 3.25 to 1.00


  VI.         Greater than or equal to       0.475%               0.50%
              3.25 to 1.00



                (v) The following new definitions shall be inserted in the Credit Agreement in their proper alphabetical order:

                "Contico LLC Agreement" means, the Amended and Restated Limited Liability Company Agreement of Contico International.

                "Priority Return" has the meaning specified in the Contico LLC Agreement as in effect on the Closing Date.

             (b) Amendments to Section 8.2. Section 8.2(d) of the Credit Agreement is hereby amended as follows:

                (i) subsection 8.2(d) is amended by deleting it in its entirety and replacing it with the following:

                (d) dispositions for fair market value of assets of Subsidiaries in the Machinery Manufacturing Group or assets associated with lines of business operated at the Closing Date by Savannah Energy Construction Company, Inc., Savannah Energy Systems Company, Inc., or assets owned at the time of disposition by any Unrestricted Subsidiary, or of Investments in Unrestricted Subsidiaries or of Investments listed in Schedule 8.2; and

                (ii) the following new subsections are added as subsections 8.2(e) and 8.2(f);

                (e) dispositions for fair market value consummated on or before June 30, 2000 of assets associated with Subsidiaries in the Electrical/Electronic Group, as long as (1) the Company shall not dispose of the combined assets of Woods Industries, Inc., Woods Industries (Canada), Inc. and Thorsen Tools except as part of a transaction in which the Company and its Subsidiaries shall receive cash proceeds in an amount not less than $40,000,000, and (2) the Company shall not dispose of the assets of GC/Waldom Electronics except as part of a transaction in which the Company and its Subsidiaries shall receive not less than $15,000,000 of which at least $10,000,000 shall be cash proceeds; and

                 (f) dispositions not otherwise permitted hereunder for fair market value as long as (1) at the time of such disposition, no Event of Default shall exist or shall result from such disposition,
        (2) the aggregate sales price from such disposition shall be paid in cash, (3) the aggregate value of all assets so sold under this subsection (f) by the Company and its Restricted Subsidiaries, together, shall not exceed in any fiscal year 15% of the book value of the consolidated assets of the Company and its Restricted Subsidiaries, and (4) prior to becoming contractually committed to make any such disposition, the Company shall have delivered to the Banks pro forma consolidated financial statements for the Company and its Restricted Subsidiaries accompanied by a Compliance Certificate signed by a Responsible Officer certifying that at the end of the last fiscal quarter for which such financial statements and Compliance Certificate have been delivered pursuant to Sections 7.1 and 7.2, (A) the Company and its Restricted Subsidiaries would have been in compliance with the conditions in preceding clauses
        (1)-(3) with respect to the proposed disposition, and (B) after giving pro forma effect for four trailing quarters to such disposition by excluding EBITDA with respect to the assets so sold, the Company and its Restricted Subsidiaries would have been in compliance with the financial covenants set forth in Sections
        8.18, 8.19, 8.20 and 8.21.

                (c) Amendment to Subsection 8.4(b). Subsection 8.4(b) of the Credit Agreement is amended to add the following clause at the end thereof before the semicolon:

                        or from the disposition of assets of GC/Waldom Electronics permitted under subsection 8.2(e)

                (d) Amendments to Section 8.8. Section 8.8 of the Credit Agreement is amended to:

                        (i) renumber subsections "8.8(e)" and "8.8(f)" as
                subsections "8.8(f)" and "8.8(g)" respectively; and

                        (ii) insert the following subsection as subsection
                "8.8(e)":

                        (e) Contingent Obligations of the Company or its Restricted Subsidiaries representing guaranties of obligations of Wholly Owned Subsidiaries that are Restricted Subsidiaries that are otherwise permitted hereunder;

                (e) Amendment to Section 8.11. Section 8.11 of the Credit Agreement is hereby amended to add the following as subsection 8.11(e);

                        (e) declare or pay cash dividends equal to fifty percent (50%) of the Priority Return due under Section
                        10.1 of the Contico LLC Agreement to holders of the Preferred Units provided that such dividends shall not exceed $1,344,000 in any fiscal year.

                3. Extension of the Facility A Revolving Termination Date. Each of the Company, the Agent, and the Banks acknowledges and agrees that the extension of the Facility A Revolving Termination Date effected by this Amendment constitutes one of the two extensions permitted under Section 2.16 of the Credit Agreement.

                4. Departing Bank. Each of the Company, the Agent, and the Banks acknowledges and agrees that:

                        (a) no later than 11:00 a.m. on November 18, 1999, subject to all applicable conditions precedent to the Loans to be made on that date, the Company shall repay all Facility A Revolving Loans and Facility B Revolving Loans outstanding on such date, along with interest due thereon and any sums owing to any Bank under subsection 4.4 and any sums due through that date to Societe Generale (the "Departing Bank") under subsection 2.10(b) with proceeds of Loans made by the Banks excluding the Departing Bank according to each Bank's Pro Rata Share as set forth opposite such Bank's name on Schedule 2.1 to this Amendment and pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, and subject to all applicable conditions precedent, each Bank (other than the Departing Bank) agrees to make such Loan on such date; and

                        (b) upon repayment to the Banks of the amounts indicated in subsection 4(a) above, (i) the Departing Bank shall cease to be a Bank and shall relinquish its rights (except its rights with respect to indemnification or compensation arising out of an event occurring before the Effective Date) and be released from its obligations under the Credit Agreement, and (ii) Schedule 2.1 to this Amendment shall replace Schedule 2.1 previously in effect.

                5. Representations and Warranties. The Company hereby represents and warrants to the Agent and each of the Banks as follows:

                        (a) No Default or Event of Default has occurred and is continuing.

                        (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, without defense, counterclaim or offset.

                        (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct as of such earlier date).

                        (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other person.

                6. Effective Date. This Amendment, other than Section 2, will become effective on the first Business Day that each of the following conditions precedent has been satisfied (the "Effective Date"):

                        (a) The Agent has received from the Company and each of the Banks other than the Departing Bank a duly executed original or facsimile of this Amendment, together with a duly executed original or facsimile Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent").

                        (b) The Agent has received from the Departing Bank a duly executed original or facsimile of the Consent to Amendment in the form attached hereto as Exhibit A.

                        (c) All representations and warranties contained herein are true and correct as of the Effective Date.

                7. Amendment Effective Date. Section 2 of this Amendment will become effective upon the funding of the Loans described in Section 4(a) above.

                8. Miscellaneous.

                        (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                        (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                        (c) This Amendment shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

                        (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                        (e) This Amendment, together with the Credit
  Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein.
  This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit Agreement.

                        (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                        (g) Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including Attorney Costs) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                        KATY INDUSTRIES, INC.



                                        By:
                                                Name:
                                                Title:

                                        BANK OF AMERICA, N.A., as Agent,
                                        Issuing Bank, and a Bank


                                        By:
                                                Name:
                                                Title:

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        (formerly known as LaSalle National
                                        Bank), as Managing Agent and a Bank


                                        By:
                                                Name:
                                                Title:

                                        KEYBANK NATIONAL ASSOCIATION,
                                        as a Bank


                                        By:
                                                Name:
                                                Title:

                                        MERCANTILE BANK NATIONAL ASSOCIATION,
                                        as a Bank


                                        By:
                                                Name:
                                                Title:

                                       THE NORTHERN TRUST COMPANY, as a Bank


                                        By:
                                                Name:
                                                Title:

                                        NORWEST BANK COLORADO NATIONAL
                                        ASSOCIATION, as a Bank

                                        By:
                                                Name:
                                                Title:

                                        UNION BANK OF CALIFORNIA, N.A.,
                                        as a Bank

                                        By:
                                                Name:
                                                Title:

                                        UNION PLANTERS BANK, N.A., as a Bank

                                        By:
                                                Name:
                                                Title:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as a Bank

                                        By:
                                                Name:
                                                Title:



                          GUARANTOR ACKNOWLEDGMENT
                                 AND CONSENT

        The undersigned, each a Guarantor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledge and consent to the execution, delivery and performance by Company of the foregoing Amendment to Credit Agreement ("Amendment"), and (ii) reaffirm and agree that the respective guaranty to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

        IN WITNESS WHEREOF, each Guarantor hereto has caused its duly authorized officers to execute and deliver this acknowledgement and consent as of November 18, 1999.

                                        Aetna Liquidating Company,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:


                                        American Gage & Machine Company,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Bach Simpson, Inc.,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Bush Universal, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:


                                        Chatham Resource Recovery Systems, Inc., as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Duckback Products, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Fulton Iron Works Company,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        GC Thorsen International Limited,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:


                                        GC/Waldom Electrical, Inc.
                                        (formerly known as GC Thorsen, Inc.),
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Glit/DISCO, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Glit/Gemtex, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Hallmark Holdings, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Hamilton Precision Metals, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Katy International, Inc.
                                        (formerly named HMO, Inc.),
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Katy-Seghers, Inc.,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        K-S Energy Corp.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Panhandle Industrial Company, Inc.,
                                        as Guarantor

                                        By:
                                                Name:
                                                Title:

                                        PTR Machine Corp. (formerly known
                                        as Peters Machinery Company), as
                                        Guarantor

                                        By:
                                                Name:
                                                Title:

                                        Savannah Energy Systems Company,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Wabash Liquidation Corp.
                                        (formerly known as Diehl Machines,
                                        Inc.), as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Wilen Products, Inc.,
                                        as Guarantor


                                        W.J. Smith Wood Preserving Company,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        Woods Industries, Inc.,
                                        as Guarantor


                                        By:
                                                Name:
                                                Title:

                                        WP Liquidating Corp.,
                                        as Guarantor




                           Exhibit A to Amendment
                            CONSENT TO AMENDMENT

                                                November 18, 1999

  Bank of America, N.A., as Agent
  901 Main Street
  Dallas, TX  75202
  Attention: Dan Killian

  Katy Industries, Inc.
  6300 South Syracuse Way, Suite 300
  Englewood, CO  80111
  Attention:  Stephen P. Nicholson

  Ladies and Gentlemen:
        Reference is made to the Amended and Restated Credit Agreement dated as of December 11, 1998 (the "Credit Agreement"), among Katy Industries, Inc. (the "Company"), the several financial institutions from time to time party thereto (collectively, the "Banks"; individually, a "Bank"), and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent. Capitalized terms used herein have the meanings specified in the Credit Agreement.

        The undersigned (the "Departing Bank") is a Bank under the Credit Agreement. The Departing Bank hereby acknowledges notice of the proposed first amendment to the Credit Agreement in such form as may be agreed among the parties thereto (the "First Amendment to the Credit Agreement"). The Departing Bank hereby consents to, and agrees that the Departing Bank shall not be a party to, the Credit Agreement, as amended by the First Amendment to the Credit Agreement, subject to payment in full of all outstanding Loans, interest accrued thereon, and fees and other sums owed to the Departing Bank as described in the First Amendment to the Credit Agreement.

        In consideration of the Departing Bank's consent to the First Amendment to the Credit Agreement, the Company acknowledges and agrees that the representations and warranties (as of the dates made and deemed made) and the indemnities of the Company set forth in the Credit Agreement and the Loan Documents to or for the benefit of the Departing Bank shall, in each case, survive the execution and delivery of the First Amendment to the Credit Agreement and the Company, the Issuing Bank and the Agent agree that the Departing Bank shall have no obligations under or with respect to the Credit Agreement.

                                        SOCIETE GENERALE



                                        By: _____________________________

                                        Title: __________________________


  Accepted and Agreed:

  KATY INDUSTRIES, INC.

     By: ___________________________

     Title: ________________________


  BANK OF AMERICA, N.A., as Issuing Bank and Agent

     By: ___________________________

     Title: __________________________



                                SCHEDULE 2.1
                       Commitments and Pro Rata Shares

                   Facility A Revolving Loans Commitments

  Bank                          Commitment                     Pro Rata Share

Bank of America, N.A.       $  8,139,534.89                    18.91891893%

LaSalle Bank, N.A.          $  6,976,744.19                    16.21621621%

Union Bank of California    $  5,813,953.49                    13.51351351%

Mercantile Bank             $  5,813,953.49                    13.51351351%

Norwest                     $  5,813,953.49                    13.51351351%

The Northern Trust Company  $          0.00                            0.0%

KeyBank                     $  3,488,372.09                     8.10810811%

Union Planters Bank         $  3,488,372.09                     8.10810811%

U.S. Bank                   $  3,488,372.09                     8.10810811%

TOTAL                       $43,023,255,82                      100.000000%


                   Facility B Revolving Loans Commitments

  Bank                          Commitment                     Pro Rata Share

Bank of America, N.A.       $ 26,860,465.11                    16.66666665%

LaSalle Bank, N.A.          $ 23,023,255.81                    14.28571429%

Union Bank of California    $ 19,186,046.51                    11.90476191%

Mercantile Bank             $ 19,186,046.51                    11.90476191%

Norwest                     $ 19,186,046.51                    11.90476191%

The Northern Trust Company  $ 19,186,046.51                    11.90476191%

KeyBank                     $ 11,511,627.91                     7.14285714%

Union Planters Bank         $ 11,511,627.91                     7.14285714%

U.S. Bank                   $ 11,511,627.91                     7.14285714%

TOTAL                       $161,162,790.69                    100.0000000%